EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Sotheby’s on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William F. Ruprecht, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ WILLIAM F. RUPRECHT
William F. Ruprecht
Chairman of the Board, President and Chief Executive Officer
Sotheby’s
May 9, 2013